Exhibit 99.1

Index of Financial Statements

Royal Purple, Inc. audited financial statements:

Report of Briggs & Veselka Co., Independent Registered Public Accounting Firm	2
Balance sheet as of December 31, 2011	3
Statement of income for the year ended December 31, 2011	4
Statement of changes in stockholders’ equity for the year ended December 31, 2011	5
Statement of cash flows for the year ended December 31, 2011	6
Notes to audited financial statements	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Royal Purple, Inc.

Porter, Texas

We have audited the accompanying balance sheet of Royal Purple, Inc. (the “Company”) as of December 31, 2011, and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Purple, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Briggs & Veselka Co.

Houston, Texas

June 7, 2013

ROYAL PURPLE, INC.

BALANCE SHEET

December 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$20,013,989
Accounts receivable, net of allowance of $141,206	14,213,833
Inventories	12,950,829
Due from related parties	2,852,355
Prepaid expenses	1,138,734

Total current assets	51,169,740
Property, plant, and equipment, net	8,138,880
Intangible assets, net	393,378
Deposits	13,108

TOTAL ASSETS	$59,715,106
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,206,608
Accrued liabilities	2,209,158
Short-term debt	522,996
Current portion of long-term debt	567,673
Note payable to stockholder	350,000

Total current liabilities	5,856,435
Long-term debt, net of current portion	2,017,154

Total liabilities	7,873,589
Commitments and contingencies	—
Stockholders’ equity
Common stock – no par value; 25,000,000 shares authorized; 15,035,000 shares issued and 14,980,000 shares outstanding at December 31, 2011	—
Additional paid-in capital	15,155,550
Retained earnings	36,795,611

51,951,161
Less: cost of 55,000 shares of common stock held in treasury	(109,644)

Total stockholders’ equity	51,841,517

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,715,106

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENT OF INCOME

For the year ended December 31, 2011

Net sales	$109,504,116
Cost of sales	55,340,247

Gross profit	54,163,869
Operating expenses
Selling expenses	18,760,749
General and administrative expenses	7,163,743
Research and development expenses	980,270

Total operating expenses	26,904,762

Income from operations	27,259,107
Other income (expense)
Interest income	27,647
Interest expense	(211,293)
Other income	16,023

Total other expense, net	(167,623)

Income before state taxes	27,091,484
State taxes	162,480

NET INCOME	$26,929,004

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the year ended December 31, 2011

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity
BALANCE AT DECEMBER 31, 2010	14,960,000	$15,105,750	$24,874,148	$(109,644)	$39,870,254
Common shares issued	20,000	49,800	—	—	49,800
Stockholders’ distributions	—	—	(15,007,541)	—	(15,007,541)
Net income	—	—	26,929,004	—	26,929,004

BALANCE AT DECEMBER 31, 2011	14,980,000	$15,155,550	$36,795,611	$(109,644)	$51,841,517

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

STATEMENT OF CASH FLOWS

For the year ended December 31, 2011

Cash flows from operating activities
Net income	$26,929,004
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,057,092
Bad debt expense	470,442
Stock grant compensation expense	49,800
Change in operating assets and liabilities:
Accounts receivable – trade	(6,152,181)
Inventories	(1,923,136)
Prepaid expenses	196,395
Accounts payable	1,353,332
Accrued liabilities	1,222,768

Net cash from operating activities	23,203,516
Cash flows from investing activities
Advances (to) from related parties	75,579
Acquisition of property, plant and equipment	(2,543,081)

Net cash from investing activities	(2,467,502)
Cash flows from financing activities
Proceeds from debt	3,004,000
Payments on debt	(3,146,751)
Distributions to stockholders	(15,007,541)

Net cash from financing activities	(15,150,292)

Net change in cash and cash equivalents	5,585,722
Cash and cash equivalents, beginning of year	14,428,267

Cash and cash equivalents, end of year	$20,013,989
Supplemental disclosures of cash flow information:
Cash paid for interest expense	$211,293
Cash paid for taxes	209,400
Noncash investing and financing transactions:
Insurance premiums financed through short-term debt	581,106

The accompanying notes are an integral part of these financial statements.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Royal Purple, Inc. (the “Company”) was formed on January 30, 1989 as a Texas S corporation. On September 1, 2000, the corporation was converted to a limited partnership. On June 29, 2007, the limited partnership was converted back into a Texas S corporation. The Company has filed federal tax returns as an S corporation since 1989, including its years as limited partnership. The Company manufactures, packages, and sells synthetic lubricants throughout the United States and, to a lesser extent, worldwide. The Company’s facilities are located in Porter, Texas.

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). A summary of significant accounting policies applied in preparation of the accompanying financial statements follows.

Use of Estimates — The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets and intangible assets. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and useful lives used in depreciation and amortization.

Cash and Cash Equivalents — The Company considers all highly liquid instruments purchased with a maturity date of three months or less to be cash equivalents.

Concentration of Credit Risk — At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

Revenue Recognition — Revenue from the sale of goods is recognized when the product has been delivered to the customer and the risk of loss has been transferred.

Accounts Receivable — The Company extends credit to customers in accordance with normal industry standards and terms. Trade accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay.

Inventories — Inventories, primarily consisting of raw materials and finished goods, are stated at the lower of cost or market, with cost determined using methods that approximate the first-in, first-out method. The Company also evaluates annually the need to reserve for slow moving or obsolete inventory. There were no inventory reserves at December 31, 2011.

Property, Plant and Equipment — Property, plant and equipment are stated at cost. Depreciation is expensed using the straight-line method and is based upon the estimated useful lives of the respective assets ranging from 5 to 39 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments over $10,000 are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

Intangible Assets — Intangible assets consist of various formulations acquired in 2010 from a related party and are amortized using the straight-line method over their estimated useful lives of 15 years.

Accumulated amortization was $30,622 as of December 31, 2011, and amortization expense was $28,266 for 2011. Amortization expense for intangible assets is expected to be $28,266 annually over their remaining useful lives.

Impairment of Long-Lived Assets and Intangibles — The Company reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount the carrying value of the assets exceeds the fair value of the assets. No impairment charges were recorded in 2011.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Income and State Taxes — The Company operates as a pass-through entity and is taxed as such for federal income tax purposes. The Company’s taxable income or loss is reported on the income tax returns of its stockholders. Therefore, no provision or liability for federal income taxes is included in these financial statements. The net difference between the owners’ tax basis and reported amounts of the Company’s assets and liabilities was $5,085,204 at December 31, 2011, and consisted principally of differences between book and tax depreciation of fixed assets. Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. As of December 31, 2011, there are no uncertain tax positions recorded.

The Company files income tax returns the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2008 and thereafter are subject to examination by taxing authorities in accordance with the normal statutes of limitations in applicable jurisdictions.

State margin tax applies to legal entities conducting business in Texas. The margin tax is based on Texas sourced taxable margin and the tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. The Company also pays income taxes in the states of Michigan, Louisiana and Washington.

Fair Value of Financial Instruments — The Company’s financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, accounts payable and indebtedness. The carrying values of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of these instruments. The carrying value of the Company’s indebtedness approximates fair value due to its short maturity and variable rate nature.

Taxes Collected from Customers and Remitted to Governmental Authorities — Taxes collected from customers are reported on a net basis.

Advertising Costs — Advertising costs are charged to expense during the period incurred. Advertising expense totaled $4,817,083 for 2011.

Research and Development Costs — Research and development costs are charged to expense when incurred. The Company expensed $980,270 in 2011, of research and development costs, which were primarily related to new product development.

Shipping and Handling Costs — The Company classifies freight billed to industrial customers and sales to automotive customers less than $1,500 as sales revenue and the related freight costs as cost of sales. Freight costs for sales to automotive customers greater than $1,500 are paid by the Company and are reflected as expenses in cost of sales.

Recently Issued Accounting Pronouncements — The Company has implemented all new accounting pronouncements and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on its financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures About Fair Value Measurements (“ASU 2010-06”), which amends ASC No. 820, Fair Value Measurements and Disclosures, to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. ASU 2010-06 also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. Effective January 1, 2010, the Company adopted ASU 2010-06. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 is intended to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments are of two types: (i) those that clarify the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective for the first reporting period (including interim periods) beginning after December 15, 2011. The Company is currently evaluating the impact of the adoption of ASU 2011-04 on its financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-11, Balance Sheet (Topic 210) — Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires entities to disclose information about offsetting and related arrangements to enable financial statement users to understand the effect of such arrangements on the balance sheet. Entities are required to disclose both gross information and net information about financial instruments and derivative instruments that are either offset in the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset. In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet Topic (210) — Clarifying the Scope of Disclosures About Offsetting Assets and Liabilities (“ASU 2013-01”), which clarifies the scope of the offsetting disclosures and addresses any unintended consequences. Amendments to ASU 2011-11, as superseded by ASU 2013-01, are effective for the first reporting period (including interim periods) beginning on or after January 1, 2013 and should be applied retrospectively for any period presented. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements (“ASU 2012-04”). ASU 2012-04 covers a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. ASU 2012-04 is effective for fiscal periods beginning after December 15, 2012. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220) — Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”). ASU 2013-02 requires entities to report either on the statement of operations or disclose in the footnotes to the consolidated financial statements the effects on earnings from items that are reclassified out of comprehensive income. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 is effective prospectively for the first reporting period after December 15, 2012 with early adoption permitted. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405) — Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (“ASU 2013-04”). ASU 2013-04 provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements from which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. ASU 2013-04 is effective for fiscal periods, (including interim periods), beginning after December 15, 2013 and should be applied retrospectively. The Company is currently evaluating the impact of the adoption of the guidance on its financial statements.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — INVENTORIES

The components of inventories at December 31, 2011 were as follows:

Raw materials and supplies	$4,902,064
Finished goods	8,048,765
Total	$12,950,829

NOTE 3 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2011:

Buildings	$4,579,031
Equipment	10,196,900
Furniture and fixtures	227,667
Vehicles	3,476
Land	151,085
Construction in progress	120,951
15,279,110
Less: accumulated depreciation	(7,140,230)
Property, plant, and equipment, net	$8,138,880

Depreciation expense was $1,028,826 for 2011. Of this amount, $553,063 was included in cost of sales.

NOTE 4 — SHORT-TERM DEBT

At December 31, 2011, the Company had a note payable for insurance premiums with a balance of $522,996. This note is payable in monthly installments of $58,072 including interest at 3.22% through September 16, 2012 and secured by unearned premiums.

NOTE 5 — LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 2011:

Bank note of $3,004,000 dated March 17, 2011 maturing March 17, 2016, monthly principal and interest payments of $55,922 including interest at 4.37%, collateralized by real property situated in Montgomery County, Texas.	$2,584,827
Total debt	2,584,827
Less: current portion	(567,673)
Long-term debt	$2,017,154

The Company has an unused $2,500,000 line of credit with a financial institution maturing April 30, 2012 and bearing interest at prime rate with minimum interest at 4%, payable monthly. The line of credit is secured by collateral including all accounts owned and to be acquired, all inventory including finished goods and raw materials, all property and equipment and all general intangibles, if any. No borrowings were outstanding under this line of credit at December 31, 2011 and it was not renewed upon its maturity.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Aggregate annual minimum payments of debt are as follows:

For the Year Ending December 31,	Amount
2012	$567,673
2013	593,662
2014	620,505
2015	648,563
2016	154,424
Total	$2,584,827

NOTE 6 — EMPLOYEE BENEFIT PLANS

The Company maintains a qualified cash and deferred compensation plan under Section 401(k) of the Internal Revenue Code. Under the plan, qualified employees may elect to defer up to 15% of their salary subject to Internal Revenue Service limitations. The Company makes a matching contribution of up to 3% of such employee’s compensation. Company contributions are fully vested after 5 years and totaled $100,822 for 2011.

The Company may also make a profit sharing contribution to qualified employees meeting minimum service requirements. The annual profit sharing contribution, which is reported in general and administrative expense, is determined at the discretion of management and amounted to $1,143,307 in 2011. The Company awards high performing employees with common stock in accordance with a stock award agreement signed with certain key employees. The Company issued 20,000 common shares on January 1, 2011, in accordance with these stock award agreements. The shares were issued at the Company’s estimated fair value, based on assumptions about the variables and estimates market participants might use in pricing the Company’s stock. These agreements also entitle these employees to participate in future distributions in accordance with their respective percentage of ownership at year-end.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Lease Commitments — Future minimum rental commitments under noncancelable leases are:

For the Year Ending December 31,	Amount
2012	$216,316
2013	108,956
2014	33,478
2015	21,529
2016	14,353
Total	$394,632

The Company incurred lease expense totaling $342,354 in 2011 for warehouse storage space and various office equipment.

Purchase Commitment — On July 1, 2010, the Company entered into a purchase commitment with INEOS USA, LLC to purchase seven specific base oil products with minimum and maximum volumes specified for each product from July 1, 2010 through June 30, 2012. The minimum and maximum purchase requirement in pounds for 2012 is 4,120,000 and 7,400,000 respectively.

IT Service Contract — On November 1, 2011, the Company entered into a service contract with MCore, Inc. to provide IT management services, which includes database management, ERP management, hosting services, business and processing services, and contractors to assist with IT related services. Future commitments are as follows:

For the Year Ending December 31,	Amount
2012	$1,307,400
2013	1,307,400
2014	1,307,400
2015	1,089,500
Total	$5,011,700

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

Advertising and Sponsorship Contract — During 2011, the Company entered into various advertising and sponsorship contracts, which include naming rights to Royal Purple Raceway, sponsoring of offshore racing, individual racers, and the Houston Texans. Future commitments are as follows:

For the Year Ending December 31,	Amount
2012	$897,550
2013	888,302
2014	190,000
2015	150,000
2016	150,000
Thereafter	150,000
Total	$2,425,852

The Company has also committed to provide up to $240,500 in products, at cost, to various sponsors and individuals over the next three years.

Litigation — The Company is subject to certain legal proceedings in the ordinary course of business. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon its financial condition or results of operations.

NOTE 8 — RELATED PARTY TRANSACTIONS

Amounts due from related parties including stockholders totaled $2,852,355 at December 31, 2011.

The Company had a demand note payable due to a stockholder in the amount of $350,000 at December 31, 2011, which bears interest at 5%.

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 7, 2013, the date which the financial statements were issued.

In March 2012, the Company made distributions to its stockholders totaling $20,000,000.

ROYAL PURPLE, INC.

NOTES TO THE FINANCIAL STATEMENTS

On July 3, 2012 the Company, which was converted to Delaware limited liability Company at closing, was acquired by Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership, for aggregate considerations of approximately $331,239,000, net of cash acquired.